UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 3, 2006

Sunterra Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-13815	95-4582157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3865 W. Cheyenne Ave.
North Las Vegas, NV	89032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(702) 804-8600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On July 3, 2006, Andrew Gennuso, Senior Vice President of Sunterra Corporation (the “Company”) and President of Resort Marketing International, Inc., notified the Company that he was resigning from the Company and Resort Marketing International, Inc., effective July 21, 2006.

As a result of Mr. Gennuso’s resignation, pursuant to his employment agreement with the Company, dated as of May 21, 2001, and amended as of April 14, 2003, Mr. Gennuso will receive accrued salary and vacation pay through July 21, 2006, and bonus, if any, to be determined by the Compensation Committee of the Board of Directors of the Company.

In addition, under Mr. Gennuso’s separate stock-based compensation agreements:

•
Of Mr. Gennuso’s options to purchase 180,000 shares of the Company’s common stock at an exercise price of $15.25, those options which have vested will expire after 90 days from his July 21, 2006 termination date, and those options which have not vested will expire on July 21, 2006; and

•	Mr. Gennuso will forfeit 11,250 restricted unvested shares of the Company’s common stock and transfer such shares of common stock back to the Company on his July 21, 2006 termination date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2006
SUNTERRA CORPORATION

	By:	/s/	Robert A. Krawczyk
		Name:	Robert A. Krawczyk
		Title:	Vice President and Chief Financial Officer

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